Exhibit 10(a)


Jorden Burt LLP
1025 Thomas Jefferson Street, N.W.                 Brickell Avenue, Suite 500
Suite 400 East                                     Miami, Florida 33131-2803
Washington, D.C. 20007-5208                        (305) 371-2600
(202) 965-8100                                     Telecopier:  (305) 372-9928
Telecopier:  (202) 965-8104
                                                   175 Powder Forest Drive
                                                   Suite 201
                                                   Simsbury, CT  06089-9668
                                                   (860) 392-5000
                                                   Telecopier:
                                                   (860) 392-5058

                                                   HTTP://www.jordenusa.com

April 28, 2005

Great-West Life & Annuity Insurance Company
8515 East Orchard Road
Greenwood Village, Colorado   80111

  Re:  Maxim Series Account
       Post-Effective Amendment No. 14 to the Registration Statement on Form N-4 File Nos. 33-82610 and 811-07549

Ladies and Gentlemen:

        We have acted as counsel to Great-West Life & Annuity Insurance Company, a Colorado corporation, regarding the federal securities laws applicable to the issuance and sale of the contracts described in the above-referenced registration statement. We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus filed as part of the above-referenced registration statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                                          Very truly yours,

                                                          /s/Jorden Burt LLP

                                                          Jorden Burt LLP


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